Exhibit 10.4

EXECUTION VERSION

TERMINATION LETTER

June 3, 2016

BDCA 2L Funding I, LLC

450 Park Avenue, 14th Floor

New York, NY 10022

Attention: General Counsel

Facsimile No.: (646) 861-7804

Ladies and Gentlemen:

We have been requested to provide this letter setting forth the amount necessary, as of June 3, 2016 (the “Payoff Date”), to pay all Obligations of the Borrower under that certain Loan Financing and Servicing Agreement dated as of February 21, 2014 (as amended, restated, supplemented and otherwise modified from time to time, the “Loan Financing and Servicing Agreement”) among BDCA 2L Funding I, LLC, as the borrower (the “Borrower”), Business Development Corporation of America, as the equityholder and the servicer, the lenders from time to time parties thereto (the “Lenders “), Deutsche Bank AG, New York Branch, as the administrative agent (the “Administrative Agent”), the other agents parties thereto and U.S. Bank National Association (“U.S. Bank “) as collateral agent and collateral custodian. Capitalized terms used but not otherwise defined herein shall have the respective meanings provided therefor in the Loan Financing and Servicing Agreement.

1.          In accordance with the foregoing, Deutsche Bank AG, New York Branch acknowledges that the Borrower has paid to Deutsche Bank AG, New York Branch, in its capacity as a Committed Lender (the “Committed Lender”) under the Loan Financing and Servicing Agreement, an amount equal to (a) $60,000,000.00, in repayment of all outstanding principal owed to the Committed Lender under the Loan Financing and Servicing Agreement as of the Payoff Date and (b) $10,307.42, in repayment of outstanding interest and fees owed to the Committed Lender and other Secured Parties under the Loan Financing and Servicing Agreement as of the Payoff Date.

2.          Each of the Borrower, the Servicer and the Administrative Agent hereby waives all conditions set forth in the Loan Financing and Servicing Agreement and the other Transaction Documents in connection with the permanent reduction of the Facility Amount in whole.

3.          Each Secured Party hereby acknowledges receipt of all amounts owing to it under the Terminated Transaction Documents (as hereinafter defined), as each is specified on Schedule I hereto. The parties hereto agree and acknowledge that (i) all the security interests, liens and pledges in favor of the Collateral Agent securing the above referenced Loans and Collateral under the Transaction Documents are automatically released with no further action on the part of the Borrower, (ii) all obligations of the Borrower in respect of the Terminated Transaction Documents are deemed to be paid off, satisfied and discharged in full, (iii) the Commitments are terminated and (iv) each of the Loan Financing and Servicing Agreement, the Notes, the Sale and Contribution Agreement and the Fee Letter (each a “Terminated Transaction Document” and collectively, the “Terminated Transaction Documents”) is deemed terminated and of no further force and effect, except for indemnification and other provisions of the Terminated Transaction Documents which by their express terms survive the termination of the Loan Financing and Servicing Agreement or such other Terminated Transaction Document. For the avoidance of doubt, the parties hereto agree that each of the Account Control Agreement, as amended, restated or otherwise modified, and the Collateral Agent and Collateral Custodian Fee Letter (to the extent such Collateral Agent and Collateral Custodian Fee Letter applies to the services provided under the Account Control Agreement, as amended, restated or otherwise modified) remains in effect.

4.          The Borrower hereby requests that the Collateral Custodian promptly deliver to the Borrower any Collateral and Collateral Obligation Files held by the Collateral Custodian. The foregoing shall be at the sole cost and expense of the Borrower with no liability to the Collateral Custodian.

5.          The parties hereto acknowledge that the recipient hereof will rely on this letter and the acknowledgments, certifications, confirmations and agreements of the Secured Parties contained herein. The parties hereto authorize the filing of termination statements on form UCC-3 or other security interest terminations with respect to the Transaction Documents and we shall procure, deliver or execute and deliver all further instruments and documents, and take any other actions, which are reasonably required to evidence the consummation of the payoff contemplated hereby.

6.          This letter may be executed by the parties hereto individually or in any combination, in one or more counterparts, each of which shall be an original and all of which shall constitute one and the same letter. Delivery of an executed counterpart of a signature page to this letter agreement by telecopy shall be effective as delivery of a manually executed counterpart of this letter.

7.          EACH OF THE BORROWER AND EACH SECURED PARTY HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS LETTER OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.          This letter shall be governed by, and construed in accordance with, the laws of the State of New York.

9.          The Administrative Agent hereby authorizes and directs U.S. Bank, in its capacity as Collateral Agent and as Custodian under the Loan Financing and Servicing Agreement, to execute and perform this Termination Letter.

The instructions set forth above are irrevocable instructions which can only be changed by an instruction signed by the parties hereto.

Very truly yours,

DEUTSCHE BANK AG, NEW YORK BRANCH,
as Administrative Agent and as a Committed Lender

By:	/s/ KEITH ALLMAN
Name: KEITH ALLMAN
Title: DIRECTOR

By:	/s/ MARY CONNER
Name: MARY CONNER
Title: Director

U.S. BANK NATIONAL ASSOCIATION,
as Collateral Agent and as Collateral Custodian

By:	/s/ Jeffrey B. Stone
Name: Jeffrey B. Stone
Title: Vice President

BUSINESS DEVELOPMENT CORPORATION OF AMERICA, as Equityholder and as Servicer

By:	/s/ Corinne Pankovcin
Name: Corinne Pankovcin
Title: Chief Financial Officer

[Signature Page to Termination Letter]

ACKNOWLEDGED AND AGREED as of the date first set forth above:

BDCA 2L FUNDING I, LLC, as Borrower

By:	BUSINESS DEVELOPMENT CORPORATION OF AMERICA, its sole member

By:	/s/ Corinne Pankovcin
Name:	Corinne Pankovcin
Title:	Chief Financial Officer

[Signature Page to Termination Letter]